UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

Oyster Point Pharma, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-39112	81-1030955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Carnegie Center, Suite 106 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

202 Carnegie Center, Suite 109 Princeton, New Jersey	08540
(Former address of principal executive offices)	(Zip Code)

(609) 382-9032

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OYST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2022, Oyster Point Pharma, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Viatris Inc., a Delaware corporation (“Parent”), and Iris Purchaser Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, Parent has agreed to cause Purchaser to commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company for (i) $11.00 per share in cash plus (ii) the right to receive one contingent value right payment (“CVR)” per share, which represents the right to receive a Milestone Payment, defined as $1.00 per share in cash if Milestone One (as defined below) is achieved or $2.00 per share in cash if Milestone Two (as defined below) is achieved, net of applicable withholding taxes and without interest (the “Offer Price”). Milestone One will be met if the Company both (i) recognizes at least $21.6 million net revenue from sales of TYRVAYA® (varenicline solution) Nasal Spray for the twelve months ended December 31, 2022; and (ii) achieves at least 131,822 total TYRVAYA Nasal Spray prescriptions in the United States for the twelve months ended December 31, 2022. Milestone Two will be met if the Company both (i) recognizes at least $24.0 million net revenue from sales of TYRVAYA Nasal Spray for the twelve months ended December 31, 2022; and (ii) achieves at least 146,469 total TYRVAYA Nasal Spray prescriptions in the United States for the twelve months ended December 31, 2022. If Milestone One is achieved and Milestone Two is not achieved, the stockholders who had shares of the Company’s common stock acquired by Parent in connection with the Offer shall receive a Milestone Payment of $1.00 per share in cash. If Milestones One and Two are achieved, the stockholders who had shares of the Company’s common stock acquired by Parent in connection with the Offer shall receive a Milestone Payment of $2.00 per share in cash. If Milestone One is not achieved, no Milestone Payment will become payable and stockholders who had shares of the Company’s common stock acquired by Parent in connection with the Offer shall not receive additional consideration.

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger” and, together with the Offer, the “Transactions”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. At the effective time of the Merger, each Share that was not tendered in the Offer, other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement), will be converted into the right to receive the Offer Price, less any applicable withholding taxes and without interest (the “Merger Consideration”).

At or prior to the time at which Purchaser accepts the Shares tendered in the Offer for purchase, Parent and a rights agent mutually agreeable to Parent and the Company shall enter into a contingent value right agreement (the “CVR Agreement”) to allow for the Milestone Payments.

The Offer will remain open until one (1) minute following 11:59 Eastern Time on January 2, 2023, unless otherwise agreed to in writing by Parent and the Company. If, at the scheduled expiration time of the Offer, any of the conditions to the Offer have not been satisfied (unless such condition is waivable by Parent or Purchaser and has been waived), Purchaser may extend the Offer for subsequent periods of up to 10 business days each. Additionally, Purchaser must extend the Offer (i) for any period required by applicable law (including any applicable interpretations or positions of the U.S. Securities and Exchange Commission (the “SEC”), the SEC staff and the Nasdaq Global Market), (ii) for periods of up to 10 business days each until the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iii) at the request of the Company, on one or more occasions for an additional period specified by the Company of up to 10 business days, if any of the conditions to the Offer has not been satisfied or waived, in order to permit the satisfaction of the Minimum Condition (as defined in the Merger Agreement); provided, however, that in no event shall Purchaser (1) be required to extend the Offer beyond the earlier to occur (the “Extension Deadline) of (x) the valid termination of this Merger Agreement in in accordance with its terms and (y) the first (1st) business day immediately following the End Date (as defined herein), or (2) be permitted to extend the Offer beyond the Extension Deadline without the prior written consent of the Company.

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of customary conditions, including (i) there being validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Purchaser and its affiliates, represent one more Share than 50% of the total number of the then-issued and outstanding Shares at the expiration of the Offer (the “Minimum Condition”), (ii) the accuracy of the Company’s representations and warranties (subject to customary materiality and “material adverse effect” thresholds), (iii) the Company’s compliance or performance in all material respects of the obligations, covenants and agreements it is required to comply with or perform at or prior to the expiration of the Offer, (iv) the absence, since the date of the Merger Agreement, of a Material Adverse Effect (as defined in the Merger Agreement) that is continuing as of the time Purchaser accepts Shares for purchase pursuant to the Offer, (v) the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the HSR Act, (vi) Parent and Purchaser receiving a customary certificate executed by either its respective Chief Executive Officer or Chief Financial Officer confirming that certain conditions have been duly satisfied; (vii) the absence of any injunction, judgment or other order imposing a Burdensome Condition (as defined in the Merger Agreement) and the absence of any pending lawsuit brought by any governmental body of competent jurisdiction seeking an injunction, judgment or other order prohibiting, or making illegal, the consummation of the Offer or the Merger or seeking to impose a Burdensome Condition; (viii) the absence of any law or order issued by any governmental body which directly or indirectly prohibits, or makes illegal, the consummation of the Offer or the Merger, and (ix) the Merger Agreement not having been terminated in accordance with its terms. If the conditions to the Offer are satisfied or waived (other than conditions that by their nature are to be satisfied or waived at the expiration of the Offer), then Purchaser must (i) irrevocably accept for payment all of the Shares tendered pursuant to the Offer and (ii) pay the Offer Price in respect of each such Share.

The Merger Agreement includes certain representations, warranties and covenants of the Company, Parent and Purchaser, including certain customary restrictions with respect to the Company’s business between the date of the Merger Agreement and the consummation of the Merger. Parent and the Company also agreed to use their respective reasonable best efforts to take all actions, to file all documents and to do all things reasonably necessary, proper or advisable under applicable antitrust laws and to take all actions and steps required by any governmental body as a condition to granting and any permit, authorization, waiver, clearance or approval to consummate and make effective the Offer and the Merger as soon as reasonably practicable. However, notwithstanding the foregoing, in no event will Viatris be required to, nor will the Company without Viatris’ consent, agree to any Burdensome Condition. If Parent and the Company disagree with respect to strategy, Parent shall have the right to direct and control all strategy in connection with obtaining any applicable consents, permits, authorizations, waivers, clearances, approvals or expiration or termination of the waiting period under the HSR Act or other antitrust law, including in any legal proceeding initiated by any governmental body seeking to prevent or delay or delaying the Offer or the Merger, but neither Parent nor the Company may commit to extend the waiting period, or to pull and refile, under the HSR Act or to delay consummation of the offer or the merger without the other party’s consent.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative transaction proposals from third parties and engage in discussions or negotiations with third parties regarding transaction proposals. In the event the Company receives any inquiries, proposals or offers with respect to, or that would reasonably be expected to lead to, an acquisition proposal, or any request for information concerning the Company from any person or group that has made, or would reasonably be expected to make an acquisition proposal, then the Company is required to provide promptly (and in any event with 24 hours after receipt thereof) certain information concerning such inquiry, proposal or offer with Parent. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written alternative acquisition proposal that did not result from or arise out of a breach of the “no-shop” restrictions that the board of directors of the Company (the “Board”) has determined in good faith, after consultation with the Company’s financial advisor and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), and the Company provides Parent with written notice of this determination. Pursuant to the Merger Agreement, the Company has agreed that the Board will (x) recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer (the “Board Recommendation”) and (y) include the Board Recommendation in the Company’s Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) when filed with the SEC and when disseminated to the Company’s stockholders. The Board will also not (i) withdraw or withhold (or modify, change or qualify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw or withhold (or modify, change or qualify in a manner adverse to Parent or Purchaser), the Board Recommendation, (ii) in the event a tender offer or exchange offer that constitutes an alternative acquisition proposal is commenced, fail to recommend against such proposal within ten (10) business days after the commencement thereof, (iii) adopt, approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal or (iv) approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, enter into or allow the Company to execute or enter into any contract with respect to any acquisition proposal (other than a customary confidentiality agreement). Notwithstanding these restrictions, the Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Adverse Change Recommendation (as defined in the Merger Agreement) to accept a Superior Proposal or in response to a Change in Circumstance (as defined in the Merger Agreement), subject in each case to certain notice and matching rights in favor of Parent.

The Merger Agreement contains certain termination rights for both the Company and Parent, including, (i) if the consummation of the Transactions has not occurred on or before midnight, Eastern Time, on January 31, 2023 (the “End Date”), (ii) if consummation of the Offer or the Merger is legally prohibited or permanently enjoined, (iii) if the Offer has been withdrawn or terminated in accordance with the terms of the Merger Agreement without the acceptance for payment of Shares pursuant to the Offer, provided that the terminating party’s material breach of any provision of the Merger Agreement is not the cause of the events specified in the foregoing clauses (i) through (iii) occurring. The Merger Agreement may also be terminated by Parent if (i) the Board has failed to include the Board Recommendation in the Schedule 14D-9 when mailed or has effected a Company Adverse Change Recommendation (as defined in the Merger Agreement), (ii) the Company has entered into an agreement with respect to a Superior Proposal, (iii) the Board fails to publicly reaffirm the Board Recommendation upon request by Parent (subject to certain limitations), (iv) the Company has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 30 days following written notice, if such breach would cause certain of the conditions to closing to not be able to be satisfied, or (v) if any governmental body has taken a final action or if a final order has been enacted by a government body that is nonappealable and such action or order imposes a Burdensome Condition (as defined in the Merger Agreement). The Merger Agreement may also be terminated by the Company (i) subject to the terms and conditions set forth in the Merger Agreement, to accept a Superior Proposal, (ii) if Parent or Purchaser has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 30 days following written notice, if such breach would reasonably be expected to prevent Parent or Purchaser from consummating the transactions, or (iii) in the event that Purchaser fails to commence the Offer within the specified period set forth in the Merger Agreement or fails to purchase all Shares validly tendered (and not validly withdrawn) when required to do so under the Merger Agreement.

Upon termination of the Merger Agreement (i) by the Company to accept a Superior Proposal or (ii) (a) by Parent if the Board has failed to include the Board Recommendation in the Schedule 14D-9 when mailed, has failed to publicly reaffirm the Board Recommendation upon Parent’s request in accordance with the Merger Agreement, or has effected a Company Adverse Change Recommendation; or (b) by either Parent or the Company the Offer has been withdrawn or terminated in accordance with the terms of the Merger Agreement without the acceptance for payment of Shares pursuant to the Offer, provided that the terminating party’s material breach of any provision of the Merger Agreement is not the cause of the events, at such time when Parent would have been entitled to terminate in accordance with the preceding clause (a) hereto, the Company will be required to pay Parent a termination fee of $11,850,000 (the “Termination Fee”). Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent the Termination Fee if the Merger Agreement is terminated and, within 12 months following such termination, the Company recommends or enters into a definitive agreement that constitutes an alternative acquisition proposal.

In connection with the execution of the Merger Agreement, Parent and Purchaser entered into a Tender and Support Agreement (the “Support Agreement”), dated as of November 7, 2022, with InvOpps IV US, L.P., InvOpps IV, L.P., Jeffrey Nau, Ph.D., M.M.S., New Enterprise Associates 14, L.P., Versant Venture Capital VI, L.P., Versant Vantage I, L.P., Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. (collectively, the “Supporting Stockholders”). Subject to the terms and conditions of the Support Agreement, the Supporting Stockholders have agreed, among other things, to tender, pursuant to the Offer, Shares representing in the aggregate approximately 46% of the total outstanding Shares as of November 7, 2022, and, subject to certain exceptions, not to transfer any of the Shares that are subject to the Support Agreement. However, in the event of a Company Adverse Change Recommendation in compliance with the terms of the Merger Agreement, the number of Shares that would continue to be covered by the Support Agreement would be decreased to the lesser of (i) 35% of the outstanding Shares; or (ii) the aggregate number of the Shares held by the Supporting Stockholders as of such date.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Transactions. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Additional Information about the Transaction and Where to Find It

The tender offer for the outstanding common stock of Oyster Point Pharma Inc. (“OP”) has not yet been commenced. This Current Report on Form 8-K does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell OP securities. At the time the tender offer is commenced, Viatris Inc. (“Parent”) and Iris Purchaser Inc., a direct wholly owned subsidiary of Parent (“Purchaser”), will file a Tender Offer Statement on Schedule TO (including an Offer to Purchase) with the Securities and Exchange Commission (the “SEC”) and thereafter, OP will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case, with respect to the Tender Offer. The solicitation and the offer by Parent to purchase shares of OP’s common stock will only be made pursuant to such Offer to Purchase and related materials. Once filed, investors and security holders are urged to read these materials (including the Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they will contain important information that OP investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and OP investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Parent, Purchaser and OP with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Parent and Purchaser file with the SEC will be made available to all investors and security holders of OP free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by OP under the “Investors & Media” section of OP’s website at https://oysterpointrx.com.

Forward-Looking Statements

To the extent that statements contained in this Current Report on Form 8-K are not statements of historical facts, they may be deemed to be forward-looking statements. In some cases, such forward-looking statements can be identified by terms such as “believes,” “plans,” “anticipates,” “continue,” “potential,” “seek,” “goal,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Oyster Point Pharma Inc. (“OP”) by Viatris Inc. (“Parent”) may not be completed; the possibility that competing offers or acquisition proposals for OP will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of OP common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Parent’s or OP’s business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of OP’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufacturers, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the possibility that OP’s expectations as to the extent to which OP will be able to continue to commercialize TYRVAYA® (varenicline solution) Nasal Spray and any of OP’s other products and product candidates may not be realized as anticipated; the possibility that the anticipated scope, rate of progress and cost of OP’s preclinical studies and clinical trials and other research and development that OP may not materialize; the possibility that OP’s estimates of its expenses, ongoing losses, future revenue, capital requirements and its needs for or ability to obtain additional financing may not be accurate; the possibility that OP’s expectations may not be met as to the sufficiency of its capital resources; the possibility that OP’s expectations may not be met as to its ability to obtain and maintain intellectual property protection for its products and any of its product candidates; the possibility that OP’s anticipated receipt and timing of royalties from its collaborators may not be realized as anticipated; the possibility that OP’s expectations may not be met as to the revenues from its collaborations; the possibility that OP’s expectations may not be met as to OP’s ability to retain and recruit key personnel and third-party distributors; the possibility that OP’s expectations may not be met as to its anticipated financial performance; the possibility that OP’s expectations may not be met as to its anticipated developments and projections relating to its competitors or the industry in which OP operates; the possibility that unforeseen safety issues could emerge for TYRVAYA Nasal Spray that could require OP to change the prescribing information, limit use of the product and/or result in litigation; the possibility that other manufacturers could obtain approval for generic versions of TYRVAYA Nasal Spray or of products with which OP competes; the possibility that the third-party organizations that manufacture, supply and distribute TYRVAYA Nasal Spray may fail to perform adequately or fulfill OP’s needs; the possibility that changes in healthcare law and implementing regulations may occur and may negatively impact OP’s ability to generate revenues or could limit or prevent OP’s products’ or product candidates’ commercial success; the possibility that regulatory filings for products or product candidates that OP or its partners develop are not made or granted as currently anticipated; the possibility that OP is not able to negotiate adequate pricing, coverage and adequate reimbursement for its products and product candidates with third parties and government authorities; the possibility of political, social and economic instability, natural disasters or public health epidemics in countries where OP or its collaborators conduct activities related to OP’s business; and a variety of other risks set forth from time to time in Parent’s or OP’s filings with the SEC, including but not limited to the risks discussed in Parent’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings with the SEC and the risks discussed in OP’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its other filings with the SEC. The risks and uncertainties may be amplified by the COVID-10 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Parent’s and OP’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The reader is cautioned not to unduly rely on these forward-looking statements. Parent and OP expressly disclaim any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of November 7, 2022, by and among Viatris Inc., Iris Purchaser Inc. and Oyster Point Pharma, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYSTER POINT PHARMA, INC.
Dated: November 8, 2022

	By:	/s/ Jeffrey Nau
Jeffrey Nau, Ph.D., M.M.S.
President, Chief Executive Officer and Director